EXHIBIT 99.1

                                             ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 18th day of February, 2005, by and among dbsXmedia Inc., a Delaware corporation (the "Buyer"); Loral Skynet Network Services, Inc., a Delaware corporation ("LSNS"), CyberStar L.P., a Delaware limited partnership ("CLP"), and CyberStar, LLC ("CL") (collectively, LSNS, CLP, and CL are referred to herein as the "Sellers"); and Netfran Development Corp. (under name change to Ariel Way, Inc.), a Florida corporation ("AWI").

As used in this Agreement, a party's "Affiliate" shall mean any person or entity directly or indirectly controlling, controlled by, or under common control with the relevant party.

                                   WITNESSETH

WHEREAS, Sellers are in the business of providing customers with business television service;

WHEREAS, Buyer is a majority-owned subsidiary of AWI;

WHEREAS, AWI is currently changing its name from Netfran Development Corp. to Ariel Way, Inc.;

WHEREAS, subject to the conditions hereinafter set forth, Sellers desire to sell, assign, convey and transfer to Buyer, and Buyer desires to purchase and acquire from Sellers, certain intangible and tangible assets used in connection with the business and operations of the Sellers's business television services business (the "BTV Business") as more specifically described herein.

NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, and each intending to be legally bound hereby, the parties agree as follows:

1.       PURCHASE AND SALE OF ASSETS

1.1 Assets To Be Acquired. Subject to the terms and conditions hereinafter set forth, Sellers hereby agree to sell, assign, transfer, convey, and deliver to Buyer, and Buyer hereby agrees to purchase, acquire and accept from Sellers, on the Closing Date, all of the right, title, and interest of Sellers in and to such equipment, customer contracts (the "Customer Contracts"), prepaid but unamortized customer payments under the Customer Contracts, and other tangible and intangible assets as are set forth in Exhibit A attached hereto and incorporated herein (collectively the "Purchased Assets"), wherever located, free and clear of all liens, claims, charges, security interests, restrictions, and other encumbrances of any kind, except in the case of the Customer Contracts, as may be set forth therein. Sellers agree to sell, and Buyer agrees to purchase, the Purchased Assets "as is, where is", with no representation or warranty of any kind, express or implied, as to their condition or functionality, and Sellers specifically disclaim any warranty of merchantability

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or fitness for a particular purpose. Buyer acknowledges that the Purchased
Assets set forth in Exhibit A-2 represent inventory stocks located at Sellers' Amsterdam, Netherlands and Dulles, Virginia warehouses, and that such inventories are subject to alteration or depletion between the execution date of this Agreement and the Closing Date as Sellers operate the BTV Business in good faith in the ordinary course of business by performing customer installations, de-installations, maintenance operations, and repair operations. To the extent that any alteration or depletion in the inventory stock of such assets is the result of Sellers' normal operation of the BTV Business in the ordinary course of business, Buyer agrees that it shall accept the then-current inventory stock at Closing.

1.2 Assumed Liabilities. On the terms and subject to the conditions set forth herein, on the Closing Date Buyer shall deliver to the Sellers an instrument of assumption in form and substance reasonably satisfactory to Sellers pursuant to which Buyer shall assume and agree to discharge: (a) all liabilities under the Customer Contracts that arise and become due with respect to periods on or after the Closing Date in accordance with the respective terms and subject to the respective conditions thereof, and (b) any liability arising on or after the Closing Date in connection with the purchase, operation, or ownership of the Purchased Assets on or after the Closing Date, including but not limited to obligations associated with any software licenses associated with equipment sold to Buyer hereunder (collectively the "Assumed Liabilities").

1.4 Excluded Liabilities. Buyer shall not and does not hereby assume or agree to assume: (a) all liabilities under the Customer Contracts that arise and become due with respect to periods before the Closing Date in accordance with the respective terms and subject to the respective conditions thereof, and (b) all liabilities arising from the ownership or operation of the Purchased Assets prior to the Closing, (collectively, the "Excluded Liabilities").

2.       PURCHASE PRICE AND CLOSING

2.1 Purchase Price. The purchase price ("Purchase Price") for the sale and transfer of the Purchased Assets is (i) four hundred thousand ($400,000) US dollars, which amount is payable as set forth in Section 2.2 below (the "Cash Payment"), and (ii) three hundred thousand (300,000) shares of the common stock of AWI, the parent company of Buyer, which shares shall be issued as set forth in Subsection 6.10(b) below (the "AWI Stock").

2.2 Cash Payment. Buyer shall pay the Cash Payment, in immediately available funds, to the Sellers as follows:

                  (i) Two hundred fifty thousand ($250,000) dollars at the Closing (the "First Payment");

                  (ii) Seventy-five thousand ($75,000) dollars on the first anniversary of the Closing Date; and

                  (iii) Seventy-five thousand ($75,000) dollars on the second anniversary of the Closing Date.


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2.3 Allocation. Buyer and Sellers shall jointly prepare a statement of the
Buyer's allocation of the Purchase Price to the various Purchased Assets (the "Allocation Statement"). The Allocation Statement shall be binding and conclusive upon the parties hereto. If the Buyer and the Sellers shall be unable to prepare an Allocation Statement acceptable to both parties within thirty (30) days after the Closing Date, the matter or matters in dispute shall be submitted (with the expense to be shared equally by Buyer and Sellers) to a partner in Deloitte & Touche selected by that firm's New York office. The decision of such Deloitte & Touche partner shall be conclusive and binding upon the Buyer and the Sellers, and shall be reflected in any statements or filings that are made by Buyer or Sellers with respect to the transaction contemplated by this Agreement.

2.4      Closing.

         (a) Closing Location. The closing ("Closing") of the sale and purchase of the Purchased Assets and the assignment and assumption of the Assumed Liabilities as well as the consummation of the other transactions contemplated herein shall take place at the offices of Loral Space & Communications, Ltd., 600 Third Avenue, New York, NY, at 10:00 a.m., local time on the third (3rd) business day following the date on which all conditions to all parties' obligations to close shall have been satisfied, or at such other place and time as may be mutually agreed to by written notices delivered pursuant to Subsection 11.4 hereof by the parties hereto (the "Closing Date").

         (b) Closing Payments.

                  (i) At the Closing, Buyer shall deliver to the Sellers the "First Payment, in immediately available funds; and

                  (ii) Sellers shall deliver to Buyer an amount equal to the prorated customer prepayments described in Exhibit A-4(1), after deducting therefrom the security deposit to be paid by Buyer pursuant to Section 4(A) of the TSA.

2.5      Closing Adjustments.

         (a) Pre-Closing Adjustments. If between the date hereof and the Closing Date there is any loss or destruction of any tangible Purchased Asset resulting from theft, fire, accident, or any other casualty, whether or not insured (collectively, a "Casualty Loss"), then Sellers shall promptly give notice to Buyer of such Casualty Loss and the amount of insurance, if any, payable to Sellers with respect thereto. If such Casualty Loss does not prevent the fulfillment of a condition to Buyer's obligations to consummate the transactions contemplated by this Agreement, or if it does and Buyer waives such condition, Buyer shall have the option, which shall be exercised by giving Sellers written notice within ten (10) days after receipt of the above notice from Sellers, or if there is not ten (10) days prior to the Closing Date, as soon as possible but not less than twenty-four (24) hours prior to the

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         Closing, of either (i) accepting the Purchased Assets without the affected Purchased Asset, in which event any insurance proceeds payable to Sellers with respect to such Purchased Asset (together with a payment by Sellers at Closing of an amount equal to the deductible or retained amount with respect to such Casualty Loss) shall be assigned and/or paid to Buyer, (ii) requiring Sellers to pay Buyer at Closing an amount equal to a binding estimate to be obtained by Sellers from a qualified third party reasonably satisfactory to Buyer of the reasonably estimated value of the affected Purchased Asset, in which case Sellers shall retain all such insurance proceeds, or (iii) causing the affected Purchased Asset to become an Excluded Asset and Buyer shall be entitled to reduce the Purchase Price payable to Seller at Closing pursuant to Section 1.3 in an amount equal to a binding estimate to be obtained by Sellers from a qualified third party reasonably acceptable to Buyer of the reasonably estimated value of the affected Purchased Asset.

         (b) Post-Closing Adjustments. There shall be no post-Closing adjustment to the Purchase Price under this Agreement.

2.6 Transfer of Title. At the Closing, title and risk of loss to all of the Purchased Assets shall pass to Buyer. Sellers shall present Buyer with a bill of sale and such other instruments of title as are reasonably appropriate to convey and assign all of the Purchased Assets to Buyer, and Buyer shall present Sellers with a certificate of assumption for the Assumed Liabilities. From and after Closing, Sellers shall cooperate with Buyer and execute, deliver and record such instruments of title and other documents reasonably requested by Buyer in order to more fully perfect Buyer's right, title, and interest thereto and therein.

3.       REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers hereby jointly and severally represent and warrant to Buyer as of the date hereof and as of the Closing Date as follows:

3.1 Organization. LSNS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. CLP is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware. CL is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each Seller has the requisite power and authority to own and operate the Purchased Assets as currently owned and operated by it.

3.2 Authority. Subject to entry of an Order by the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") approving this Agreement and the transactions contemplated herein (the "Bankruptcy Court Approval"), each Seller has the necessary power and authority appropriate to a corporation, limited partnership, or limited liability company, as the case may be, to enter into and perform this Agreement and to consummate the transactions contemplated hereby. Except for the Bankruptcy Court Approval, the execution, delivery, and performance by each Seller of this Agreement have been duly authorized and approved by appropriate management and ownership representatives.

3.3 Binding Effect. This Agreement, upon Bankruptcy Court Approval, will constitute a valid and binding obligation of each Seller enforceable in accordance with its terms, except as such enforcement may be limited by

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applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies.

3.4 No Conflict or Violation. Subject to obtaining Bankruptcy Court Approval, the execution, delivery, and performance by each Seller of this Agreement and the consummation of the transactions contemplated hereby will not violate or conflict with any provision of the documents by which any Seller was organized or formed. Such execution, delivery, and performance does not and will not violate or result in a breach or default under any contract, lease, loan agreement, mortgage, or other agreement to which any Seller is a party or by which any Seller is bound, which violation or default would have a material adverse effect on the Purchased Assets, or result in the creation of imposition of any lien, charge, or encumbrance of any kind upon any of the Purchased Assets.

3.5 Title. Each Seller has good, valid, and marketable title to the Purchased Assets purported to be owned by it, which in the aggregate constitute all of the Purchased Assets, free and clear of all liens, mortgages, security interests, encumbrances, or any other rights of others (collectively the "Encumbrances"), except in the case of the Customer Contracts, as for any Encumbrances as may bet set forth therein. Notwithstanding the representation made in the previous sentence, Sellers make no representation or warranty with respect to license rights in and to any software incorporated into or used by any of the Purchased Assets, and at Closing Seller shall transfer to Buyer only such software license rights as Sellers may possess by virtue of Sellers' ownership of any Purchased Asset that utilize such software and which, as such, transfer along with the title to such Purchased Asset.

3.6 Customer Contracts. Each Customer Contract is valid, binding, and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof. To the best of Sellers' knowledge, Sellers are not in material default or materially delinquent in performance under the Customer Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the best of Sellers' knowledge, no other party to any Customer Contract is in material default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default

3.7 Condition. Unless specifically set forth in this Agreement, Sellers make no representation or warranty of any kind, express or implied, with respect to the functionality or condition of the Purchased Assets, and specifically disclaim any warranty of merchantability or suitability for the purposes for which it is presently used or may be proposed to be used. The Purchased Assets are sold "as is, where is".

3.8 Brokers. No broker or finder has acted for Sellers in connection with this Agreement or the transactions contemplated hereby. Sellers have not become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

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4.       REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Sellers, as of the date hereof, and as of the Closing Date, as follows:

4.1 Organization. Buyer is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware, and has the requisite corporate power and authority to own and operate and to carry on its business as currently conducted.

4.2 Authority. Buyer has the necessary corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Buyer of this Agreement has been duly authorized and approved by all necessary actions of the Buyer's board of directors and shareholders.

4.3 Binding Effect. This Agreement is a valid and binding obligation of Buyer, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies.

4.4 No Conflict or Violation. The execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby will not violate or conflict with any provision of Buyer's articles of incorporation or bylaws, as amended, or conflict with or result in a material breach of or a material default with respect to any of the terms, conditions, or provisions of any applicable order, writ or decree of any court or of any Governmental Agency applicable to Buyer, or of any contract, agreement, or other instrument to which Buyer is a party or by which Buyer or any of its properties or assets are bound, or of any applicable statute, rule or regulation to which Buyer is subject.

4.5 Brokers. Buyer shall be responsible for all fees and expenses to any broker, finder, investment banker or other intermediary that has acted for Buyer in connection with this Agreement or the transactions contemplated hereby and there is no broker, finder, investment banker, or other intermediary that has been retained by or has acted for Buyer who might be entitled to any fee, commission, or reimbursement of expenses from the Sellers upon consummation of the transactions contemplated by this Agreement.

5. REPRESENTATION AND WARRANTIES OF AWI

5.1 Organization. AWI is a corporation duly incorporated, validly existing, and in good standing under the laws of Florida, and has the requisite corporate power and authority to own and operate and to carry on its business as currently conducted. AWI as it presently exists is the result of (i) the acquisition by Ariel Way, Inc., a Delaware corporation, of Netfran Development Corp., a Florida corporation, followed by (ii) the successful reverse merger of Ariel Way, Inc. into Netfran Development Corp, with Netfran Development Corp. emerging as the surviving entity; the activities described in (i) and (ii) above have both been completed. Netfran Development Corp is currently changing its name to Ariel Way, Inc.

5.2 Authority. AWI has the necessary corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by AWI of this Agreement has


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been duly authorized and approved by all necessary actions of the AWI's board of directors and shareholders.

5.3 Binding Effect. This Agreement is a valid and binding obligation of AWI, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies.

5.4 No Conflict or Violation. The execution, delivery, and performance by AWI of this Agreement and the consummation of the transactions contemplated hereby will not violate or conflict with any provision of AWI's articles of incorporation or bylaws, as amended, or conflict with or result in a material breach of or a material default with respect to any of the terms, conditions, or provisions of any applicable order, writ or decree of any court or of any Governmental Agency applicable to AWI, or of any contract, agreement, or other instrument to which AWI is a party or by which AWI or any of its properties or assets are bound, or of any applicable statute, rule or regulation to which AWI is subject.

5.5 AWI Stock. When issued, the AWI Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of any liens, pledges or encumbrances of any kind except for the restrictions imposed on their subsequent sale or offer to sell imposed by the Securities Act or applicable state law or regulation.

5.6 Financial Means. AWI currently possesses, or will possess on the Closing Date, the financial means to fully perform under the guaranty agreement it is to execute in favor of Sellers pursuant to Subsection 6.10. AWI shares are, and the AWI Stock when issued will be, publicly traded. AWI has no present intention to cease the public trading of its stock.

6. COVENANTS

6.1 Affirmative Covenants of Sellers. With respect to the Purchased Assets, except as may be agreed in writing by Buyer, Sellers shall at all times from the date hereof through the Closing Date:

         (a) Operate the BTV Business in the ordinary course of business and use reasonable commercial efforts to prevent the occurrence of any event or condition that would have a material adverse effect on the Purchased Assets;

         (b) Maintain clear, unencumbered title to the Purchased Assets and use reasonable commercial efforts to maintain the tangible Purchased Assets in good and customary repair, order and condition, reasonable wear and tear, damage by fire and other casualty excepted;

         (c) Use reasonable commercial efforts to obtain Bankruptcy Court Approval of this Agreement as promptly as reasonably practicable following the execution of this Agreement;

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         (d) Promptly notify Buyer in writing of any material adverse change in the Purchased Assets, or any material adverse change with respect to the relationships of Sellers and any of the BTV Employees (as defined in Subsection 6.3(a) below).

6.2 Negative Covenants. With respect to Sellers and the Purchased Assets, Sellers will not do the following, without the written consent of Buyer, from the date hereof through the Closing Date:

         (a) sell, transfer, assign, license, or otherwise dispose of, or encumber in any way, any of the Purchased Assets except in the ordinary course of the BTV Business;

         (b) amend, modify, or terminate any of the Customer Contracts or enter into any new BTV Business customer contract that would, if executed, become a Customer Contract;

         (c) discourage or attempt to dissuade any customer under a Customer Contract from becoming a Transferred Customer (as defined in Subsection 6.4(b)(ii) below).

         (d) solicit the submission of proposals or offers from any person or entity (other than Buyer) for, or enter into any agreement with any person or entity (other than Buyer) relating to any possible acquisition of the Purchased Assets not in the ordinary course of business; and

         (e) with respect to or in contemplation of any transaction prohibited by (a) and (d) above, participate in any negotiations or provide any confidential information regarding the Purchased Assets with any person or entity other than Buyer;

         (f) Notwithstanding the existence of the negative covenants made by Sellers in Subsections 6.2(a), (d) and (e) above, Sellers, any of their Affiliates, and any of their respective officers, directors, or representatives may without liability for violation of any such covenant take any and all actions of any kind if Sellers determine in good faith that the taking or failing to take such action may be inconsistent with any of the Sellers' fiduciary duties.

6.3      Employee Matters.

         (a) Employees of Sellers. Buyer shall have no requirement to offer employment to any of the employees of the Sellers, but may, at its option, make offers of employment, as a new employee of Buyer, to up to five (5) employees of the Sellers (or their Affiliates) whose duties are primarily dedicated to the provision of the Sellers' BTV Business (each, a "BTV Employee"). Buyer shall advise Sellers prior to the Closing Date as to the identity of the employees whom Buyer intends to make an employment offer, and the identity of each BTV Employee that accepts an employment offer from Buyer (each, a "Transferred Employee"). If a BTV Employee refuses Buyer's employment offer and the employment of such BTV Employee with Sellers (or their Affiliates) is thereafter terminated, but within one (1) year from the Closing Date such terminated BTV Employee is hired by Buyer or any of its Affiliated

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         companies that are engaged in the BTV Business, then Buyer shall reimburse Sellers for any and all severance or related termination payments, costs, and expenses paid by Sellers (or any Affiliate thereof) to such terminated BTV Employee or incurred by Sellers (or any Affiliate thereof) as a direct result of the termination of such terminated BTV Employee's employment.

         (b) Non-Transferred Employees. Buyer and Sellers shall cooperate with each other in providing all BTV Employees that are not Transferred Employees with work assignments that do not involve the operations of the BTV Business. This transition will be completed as agreed upon between Buyer and Sellers, but in no event later than ten business days following the Closing Date; provided, however, that such employees may after such time nevertheless work on BTV Business activities that are associated with the transition of the Purchased Assets from Sellers to Buyer.

         (c) Loaned Equipment. For a period of forty-five (45) days after the Closing Date, each Transferred Employee may continue to use the Seller-owned computer and monitor that he or she had been using prior to the Closing. At the end of such forty-five (45) day period, Buyer may remove any computer files related to its operation of the BTV Business and shall, at its own risk and expense, return all such loaned equipment used by such Transferred Employees to the Seller facility where each such Transferred Employee had been employed prior to Closing. Upon its return, such loaned equipment shall be in the same operational condition as it was in upon its loan to Buyer, reasonable wear and tear accepted.

         (d) Office Space. For a period of up to forty-five (45) days after Closing, Sellers shall make available to each Transferred Employee office space, a telephone, and an internet connection.

6.4      Non-Competition.

         (a) Definition. For purposes of this Section 6.4, business television ("BTV") shall be defined as the provision to business customers of service characterized by the aggregation and intra-customer distribution via satellite of one-way multimedia broadcasts of customer-specific or otherwise customer-oriented content that is received from the customer for simultaneous distribution via satellite to a number of geographically disbursed customer locations for viewing at such locations solely by an intra-customer audience. For the avoidance of doubt, BTV does not include the original transmission or satellite turn retransmission for public audience (i.e. not intra-company or private) viewing of live or recorded content via "free to air" broadcast (e.g. ABC, NBC, CBS, Fox, BBC, etc.), subscription cable (e.g. MTV, CNN, ESPN, etc.), and/or pay-per-view (e.g. Movies On Demand, distribution of motion pictures to public theatres or hotel chain guest rooms, etc.). By way of illustration and not limitation,
         (i) typical intra-company BTV broadcasts are several minutes to a few hours in duration (but may in certain instances include full-time service combining customer-oriented, informative content with radio and video entertainment), and (ii) typical BTV applications include intra-company "Video Town Hall Meetings", training sessions, or

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         distribution of other customer-provided or customer-defined corporate oriented information to customer locations for viewing by its employees or other selected persons.

         (b) Prohibited Activities. Sellers agree that:

                  (i) for a period of three (3) years after the Closing Date, they will not directly or indirectly engage in the provision of BTV MPEG-II broadcast services; and

                  (ii) for a period of two (2) years after the Closing Date, they will not, without prior written consent of Buyer, solicit or provide satellite-based services of any kind to any customer whose Customer Contract is a Purchased Asset and is assigned to Buyer at Closing (a "Transferred Customer").

         (c) Exemptions from Prohibitions. The prohibitions set forth in Section, 6.4(b) above notwithstanding, for the avoidance of doubt nothing in this Agreement shall be construed to prohibit Sellers at any time from:

                 (i) providing BTV MPEG-II broadcast services for their own internal use or the internal use of any of their Affiliates;

                 (ii) offering and/or providing any of their Global IP Services product suite (i.e. non-MPEG-II services) to any customer that is not a Transferred Customer;

                 (iii) offering and/or providing BTV services of any kind by Global Access Telecommunication Services South Africa Holdings
                 (Pty) Ltd ("Global Access South Africa"), a private company duly incorporated under the laws of the Republic of South Africa, which company provides BTV services within South Africa, and in which CLP owns a passive 25% ownership interest. The exemption set forth in this Subparagraph 6.4(c)(iii) shall apply only so long as CLP's ownership interest in Global Access South Africa remains passive and does not exceed twenty-five percent (25%) of the outstanding common stock.

        (d) Sales Referrals. For a period of two (2) years after the Closing Date, Sellers shall refer to Buyer all BTV sales leads acquired by Sellers' sales staff; provided, however, that if such sales lead (i) is not from a Transferred Customer during the two (2) year period after the Closing Date and (ii) involves potential business suitable for Sellers' Global IP Services product suite, then after informing Buyer of the sales lead Sellers may offer and/or provide such prospective customer with IP-based service pursuant to Subsection 6.4(c)(ii) of this Agreement.

        (e) Injunctive Relief. Sellers agree that a monetary remedy for a breach of the non-competition agreement set forth in Subsection 6.4(b) above will be inadequate and impracticable and further agree that such a breach would cause the Buyer irreparable harm, and that the Buyer would in such event be entitled to temporary and permanent injunctive relief

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        without the necessity of proving actual damages. In the event of such a breach, Sellers agree that, notwithstanding the binding arbitration provisions of Subsection 11.13 of this Agreement, Buyer shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine.

6.5 Teleport Services Agreement. At Closing, Buyer will execute a Teleport Services Agreement (the "TSA") with LSNS no less than two (2) years in duration in the form attached hereto as Exhibit B. Pursuant to the TSA, LSNS will provide teleport services through its Mount Jackson facility, terrestrial access through three identified points of presence, and satellite access on the Telstar 12 and IA6 satellites (collectively, the "teleport services"). The monthly fee for LSNS's provision of the teleport services shall be one hundred fifty thousand ($150,000) per month, and a security deposit equal to one month's charges shall be paid by Buyer to LSNS at closing. An event of default of the AWI Guarantee (defined in Subsection 6.10 below), a failure of AWI to deliver the AWI Stock as required in Section 6.10(b) of this Agreement, or a default by Buyer or AWI under this Agreement shall also constitute an event of default by Buyer under the TSA.

6.6      Procurement of Seller's Services.

         (a) Right of First Refusal.

                  (i) For a period of two (2) years following the Closing Date (the "RFR Period"), Buyer shall grant Sellers and their Affiliated companies that on the relevant date together constitute the business known as Loral Skynet (collectively, "Loral Skynet") a right of first refusal with respect to the following:

                           (x) for telecommunications services of any kind that are of the type offered by Loral Skynet at the relevant time, including but not limited to satellite space segment (i.e. satellite transponder capacity) and IP-based services, that are to be procured by the Buyer (including any successor in interest) in order to provide services to, or on behalf of, the Transferred Customers, and

                           (y) for transponder capacity services to be procured by the Buyer (including any successor in interest) in order to provide services to, or on behalf of, any of Buyer's customers, regardless of whether such customer is a Transferred Customer.

                  (ii) During the RFR Period, when Buyer procures services of the type described in Subparagraphs 6.6(a)(i)(x) or (y) above, Buyer shall provide Loral Skynet with a written description (the "Service Request") of its services requirement. Loral Skynet shall then have two weeks from the date of its receipt of the Service Request to deliver to Purchaser a written proposal (the "Proposal") setting forth the material terms and conditions under which Loral Skynet would be willing to provide such service; provided, however, if Buyer notifies

                  Loral Skynet at the time it delivers a Service Request that it requires Loral Skynet's Proposal within one (1) week in order to meet customer deadlines, Loral Skynet shall provide a Proposal within such shorter time frame. If Buyer receives a Proposal from Loral Skynet within such two-week or one-week period, as the case may be, then Buyer shall procure such services from Loral Skynet on the terms and conditions set forth in the Proposal.

         (b) Exceptions to Right of First Refusal. Notwithstanding Buyer's obligations set forth in Subsection 6.6(a) above:

                  (i) if Buyer secures a bona fide firm offer in writing (the "Bona Fide Offer") from a qualified third party containing terms and conditions that are substantially more favorable to Buyer than those set forth in the Proposal, then Buyer shall notify Loral Skynet of such Bona Fide Offer. If Loral Skynet is willing to substantially match the terms and conditions set forth in such Bona Fide Offer, Buyer shall procure the services from Loral Skynet on such revised terms and conditions. If Loral Skynet declines to substantially match the terms and conditions of the Bona Fide Offer, Buyer may, for a period of ninety (90) days after such refusal, enter into a services agreement with the third party identified in the Bona Fide Offer for procurement of the services described in the relevant Service Request; provided, however, that (i) if Buyer needs additional time to close the services agreement with the third party identified in the Bona Fide Offer, it may by written notice to Sellers certifying Buyer's need for such additional time extend the ninety (90) day period by up to thirty (30) additional days (for a total of one-hundred twenty (120) days), and (ii) Buyer and such third party may not thereafter amend such services agreement in any way that causes the material terms and conditions to be more favorable to the third party service provider; and

                  (ii) Sellers' right of first refusal for transponder capacity shall be applicable only to capacity that is either (x) on the IA-6 satellite or (y) on a satellite that is owned and operated by Loral Skynet. To ensure Buyer's effective understanding of Loral Skynet's transponder capacity capabilities for purposes of complying with its right of first refusal obligation to Loral Skynet, on a quarterly basis beginning on the Closing Date Loral Skynet shall provide Buyer with documentation setting forth the capabilities of its then-current IA-6 capacity and its then-current Loral Skynet owned and operated transponder capacity.

                  (iii) For purposes of this Subsection 6.6(b), Buyer and Sellers agree that, when evaluating any Loral Skynet Proposal against the Bona Fide Offer of any prospective supplier that was delivered in connection with the same Service Request, equipment and installation costs associated with both the Proposal and the Bona Fide Offer shall be taken into account in order to provide a meaningful basis for comparison.

                  (iv) Buyer may at any time provide service to any of its customers using services provided by a third party service provider if:

                           (x) without solicitation of Buyer, Buyer's customer requests that Buyer procure services from a services provider other than Loral Skynet;

                           (y) Buyer is then working with a third party services provider and Buyer in good faith reasonably concludes that the use of a services provider other than Loral Skynet is invaluable to the success of the proposed project; and

                           (z) The end-user customer's uplink and downlink specifications require the use of services provided by a provider other than Loral Skynet.

                  (ii) If during the RFR Period Loral Skynet begins to offer new or additional types of telecommunications services because (i) it introduces a new line of products or services or (ii) another entity becomes part of the group of companies known as Loral Skynet, then Buyer may, in order to satisfy additional requirements of a Transferred Customer, procure from a third party supplier expansion of existing services that were originally procured for such Transferred Customer from such third party supplier at a time after the Closing Date when Loral Skynet did not offer such services, and such procurement shall not be subject to Loral Skynet's right of first refusal.

         (c) Certain Favorable Pricing. For a period of two (2) years following the Closing Date, Loral Skynet shall offer Buyer favorable reseller pricing for its SkyReach and occasional use capacity products as follows:

                  (i) for occasional use space segment capacity, a price no greater than two hundred seventy ($270) per hour per nine (9) MHz channel; and

                  (ii) for Loral Skynet-provided components of SkyReach services, Loral Skynet will offer Buyer no less than a ten percent (10%) discount off of its then-current standard rate-card pricing; provided, however, that if during such two
                  (2) year period Loral Skynet publishes a reseller rate-card, Buyer will be offered a ten percent (10%) discount off of such reseller rate-card pricing. Buyer acknowledges that SkyReach equipment is to be purchased directly from the original supplier, and that Loral Skynet makes no representation as to pricing that such original equipment suppliers may offer.

6.7 Further Assurances. Sellers and Buyer shall each use their best efforts to take all actions necessary, proper, or deemed by them advisable, to fulfill promptly their obligations hereunder and to consummate the transactions contemplated by this Agreement. Sellers and Buyer will coordinate and cooperate with each other in exchanging such information and supplying such reasonable assistance as may be requested by the other in connection with the foregoing. From time to time after the Closing, Sellers will at their own expense, execute and deliver, or cause to be executed and delivered, such documents to Buyer as Buyer may reasonably request, and from time to time after the Closing, Buyer will, at its own expense, execute and deliver such documents to Sellers as Sellers may reasonably request, in order to more effectively consummate the transactions contemplated by this Agreement.

6.8 Publicity. Sellers and Buyer shall coordinate all publicity relating to this Agreement and the transactions contemplated thereby, and no party shall issue any press release, publicity statement, or other public notice relating thereto without providing the same to the other party for review at least three (3) business days prior to release; provided, that either party may make such disclosures as are necessary or advisable to comply with its obligations under applicable law, stock exchange and NASD rules and accounting principles. Notwithstanding the foregoing, Buyer may, without Sellers' prior approval, refer to the fact that it is securing services from LSNS pursuant to the TSA, so long as such references are limited to a statement of such fact and are not an endorsement by LSNS (or any of its Affiliates) of any product or of the Buyer's BTV Business.

6.9      Tax Matters.

         (a) Seller Obligations. Sellers acknowledge their legal obligations to pay taxes relating to all items of income, loss, gain, deduction, and credit attributable to or relating to the ownership of the Purchased Assets or the employment of the Transferred Employees up to the Closing Date.

         (b) Buyer Obligations. Buyer acknowledges its legal obligation to pay taxes relating to all items of income, loss, gain, deduction, and credit attributable to or relating to ownership of the Purchased Assets or employment of the Transferred Employees on or after and including the Closing Date.

         (c) Tax on Transaction. Sellers shall be responsible for all income taxes associated with their receipt of the Purchase Price, and Buyer shall be responsible for assessment, transfer, consumption, and other fees, charges, and taxes (including any penalties, interest and additions to tax) ("Transfer Taxes") incurred with respect to the sale, transfer, and purchase of the Purchased Assets under this Agreement. Sellers and Buyer shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such Transfer Tax laws. To the extent legally able to do so, Buyer shall deliver to Sellers such properly completed exemption certificates with respect to Transfer Taxes if such delivery would reduce the amount of Transfer Taxes that otherwise be imposed.

         (d) Bulk Sales Law. Buyer hereby waives compliance with the requirements and provisions of any "bulk-transfer" laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

6.10     Affirmative Covenants of AWI

         (a)_Parental Guaranty from AWI. At Closing, to guaranty Buyer's obligations under this Agreement and the TSA, AWI shall at Closing execute a Guaranty in the form attached hereto as Exhibit C (the "AWI Guaranty");

         (b) AWI Stock.

                  (i) Issuance. On the Closing Date, AWI shall issue the AWI Stock to the Seller designated in writing by Sellers to AWI. The AWI Stock shall stand in the name of such Seller in the stock records of AWI and shall be duly authorized, validly issued, fully paid, and non-assessable, free and clear of any liens, pledges or encumbrances of any kind except any restrictions on their subsequent sale or offer to sell by such Seller imposed by the Securities Act of 1933, as amended (the "Securities Act") or by any state securities law or regulation.

                  (ii) Registration Rights.

                           (x) Piggyback Registration. If at any time AWI proposes to file a registration statement under the Securities Act with respect to an offering by AWI for its own account or for the account of any of its securityholders of any class of security (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Securities and Exchange Commission), then AWI shall give written notice of such proposed filing to the Sellers and such of their respective successors, assigns or transferees who acquire the AWI Stock, directly or indirectly, from the Sellers (collectively, the "Holders"). As soon as practicable (but in no event less than 15 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of AWI Stock as each such Holder may request (which request shall specify the number of shares of AWI Stock intended to be disposed of by such Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). AWI shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the AWI Stock requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of AWI included therein to permit the sale or other disposition of such AWI Stock in accordance with the intended method of distribution thereof provided that in no event shall any Holder be required to make any representations, warranties to or agreements with AWI or the underwriters other than representations, warranties or agreements regarding such Holder. Any

                           Holder who requests inclusion of its AWI Stock in any Piggy-Back Registration (a "Selling Holder") shall have the right to withdraw its request for inclusion at any time prior to the time such registration becomes effective by giving written notice to AWI of its request to withdraw. AWI may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective, provided that AWI shall reimburse the Selling Holders for all out-of-pocket expenses (including counsel fees and expenses) incurred prior to such withdrawal. Each of the Holders shall be entitled to have its AWI stock included in two (2) Piggyback Registrations pursuant to this Section 6.10(b). All expenses incident to AWI's performance or compliance with this Section 6.10(b), including without limitation, all registration and filing fees, fees and expenses of compliance with securities laws, printing expenses, messenger and delivery expenses and fees and disbursements of counsel for AWI and all independent certified public accountants, underwriters and other Persons retained by AWI shall be borne by AWI except that the Selling Holders shall be responsible for any underwriting discounts and selling commissions applicable to their sale of the AWI Stock and all fees and disbursements of counsel for the Selling Holders.

                           (y) Registration Procedures. Whenever the Holders have requested that any AWI Stock be registered pursuant to Section 6.10(b)(ii)(x) above, AWI will:

                                    (1) a reasonable time before filing a
                                    registration statement or prospectus or any amendments or supplements thereto, provide the Selling Holders with copies of all such documents as proposed to be filed;

                                    (2) notify the Selling Holders of the time when such registration statement has become effective and furnish to the Selling Holders such number of copies of the registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as a Selling Holder may reasonable request in order to facilitate the disposition of the AWI Stock owned by such Selling Holder;

                                    (3) immediately notify the Selling Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading;

                                    (4) advise the Selling Holders promptly
                                    after AWI shall receive notice or obtain knowledge of the issuance of any stop order by the Securities and Exchange Commission suspending the effectiveness of any such registration statement or amendment thereto or of the initation or threatening of any proceeding for that purpose;

                                    (5) furnish to each Selling Holder a signed counterpart, addressed to such Selling Holder, of (i) an opinion or opinions of counsel to AWI and (ii) a comfort letter or comfort letters from AWI's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be; and

                                    (6) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders as soon as reasonably practicable, an earnings statement covering a period of at least twelve (12) months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provision of Section 11(a) of the Securities Act of 1933, as amended.

                           (z) Indemnification. To the extent permitted by law, AWI will indemnify each of the Selling Holders, each of its officers, directors, partners, members, managers, agents, representatives and affiliates of the foregoing, and each person controlling each of the Selling Holders within the meaning of the Securities Act and the rules and regulations thereunder (collectively, the "Holder Indemnitees"), with respect to each registration which has been effected pursuant to this Section 6.10(b), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by AWI of the Securities Act or any rule or regulation thereunder applicable to AWI in connection with any such registration, qualification or compliance, and will reimburse each of the Holder Indemnitees for any legal and other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided that AWI will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to AWI by the Selling Holders and stated to be specifically for use therein.

                  (iii) 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission which may permit the sale of restricted securities to the public without registration, AWI agrees to use its reasonable best efforts to:

                           (x) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

                           (y) file with the Securities and Exchange Commission in a timely manner all reports and other documents required of AWI under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"); and

                           (z) furnish to any Holder upon request, (1) a written statement by AWI as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (2) a copy of the most recent annual or quarterly report of AWI filed with the Securities and Exchange Commission and such other reports and documents so filed by AWI and (3) such other information as Holder may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing such Holder to sell any such securities without registration.

6.11     This Section Intentionally Left Blank

6.12. Security Interest. To secure Buyer's obligations under this Agreement and the TSA, Buyer shall at Closing grant Sellers a first priority perfected security interest in the Purchased Assets and all accounts receivable generated under or otherwise relating to the Buyer's customer contracts, regardless of whether or not such customer contract is a Customer Contract, by executing a security agreement in the form attached hereto as Exhibit D (the "Security Agreement"). During the term of the Security Agreement, Buyer shall not grant any other lien, mortgage, or security interest, or other encumbrance in and to the assets pledged to Sellers as collateral under the Security Interest.

 6.13. Customer Contracts.

         (a) Assignment to Buyer. At the Closing and effective as of the Closing Date, Sellers shall assign to Buyer all of their rights under the Customer Contracts. Effective upon and concurrently with such assignment, Buyer shall assume each Customer Contract assigned to it. All accounts receivable arising in connection with any Customer Contract for service provided prior to the Closing Date shall remain the property of Sellers, and all accounts receivable arising in connection with any Customer Contract for service provided after the Closing Date shall be the property of Buyer. If after the Closing Date, Sellers, on the one hand, or Buyer, on the other hand, should receive any funds from any third party which, pursuant to the terms of this Agreement, belong to the other party, the party receiving such funds shall hold such funds in trust for, and shall pay such funds over, without right of setoff, to the party entitled to receive such funds. Buyer and Sellers agree that when determining whether any Transferred Customer payment made pursuant to a Customer Contract belongs to Sellers or to Buyer, the following shall apply: (i) payments containing reference to a specific invoice number shall be applied against such invoice, and if such invoice was issued by the other party, the receiving party shall forward such payment to the other party within thirty (30) days; and (ii) if a party receives payment that is in excess of all amounts due and payable to that party by such customer, such receiving party shall, if the other party has outstanding invoices from such customer, forward such excess amount to the other party rather than retaining such excess amount for application against any future amounts to be paid by such customer (with notice to such customer of the treatment of its payment).

         (b) Non-assignable Customer Contracts. Notwithstanding the foregoing, no Customer Contract shall be assigned contrary to law or the terms of such Customer Contract, except as such terms may be affected by order of the Bankruptcy Court. In the event that the assignment of any Customer Contract cannot be effected at Closing (each a "Non-assigned Customer Contract"), such Non-assigned Customer Contract shall be held, as and from the Closing Date, by Sellers in trust for Buyer and thereafter, unless not permitted by such Customer Contract, the performance obligations of Sellers under each such Non-assigned Customer Contract shall be deemed to be subleased or subcontracted to Buyer, until such time as its assignment from Sellers to Buyer has been effected. Sellers shall reasonably cooperate with reasonable, lawful arrangements designed to facilitate Buyer's exercise of reasonable commercial efforts to effect performance under any Non-assigned Customer Contract and enable Buyer to enjoy the benefits thereof. Subject to the accounts receivable application requirements set forth in Subsection 6.13(a), Sellers shall promptly pay over to Buyer any money or other consideration received by them or their Affiliates in respect of such Non-assigned Customer Contracts for services provided after the Closing Date. Sellers agree that so long as any Customer Contract remains a Non-assigned Customer Contract, Sellers shall not amend or enter into any agreement or take any other action relating to such Non-assigned Customer Contract without Buyer's prior written consent. Buyer shall indemnify and hold Sellers and their Affiliates harmless from and against any and all claims, losses, damages, expenses or other liabilities directly or indirectly incurred by Sellers as a result of the provision of service after the Closing Date under any Non-assigned Customer Contract unless directly attributable to the actions of the Sellers and such actions were not made at the direction or instruction of Buyer or its Affiliates. As the expiration date of any Non-assigned Customer Contract approaches, Sellers may, without consent of Buyer, deliver written notice to the customer under any Non-assigned Customer Contract in order to prevent automatic renewal of such Non-assigned Customer Contract.

6.14 Location of Certain Purchased Assets. Buyer shall relocate all Purchased Assets listed in Exhibit A-3 from Sellers' facilities within sixty (60) days following the Closing Date. Such relocation shall be coordinated with Sellers so as to minimize any disruption to Sellers' business and operations, and shall be at Buyer's sole expense and risk. Purchased Assets listed in Exhibit A, page A-1 shall remain at Sellers' facilities through the term of the TSA, unless LSNS or Loral Skynet provide prior written authorization of its removal.

6.15 Transition Matters. Sellers shall reasonably cooperate with and support Buyer during the transition of the Purchased Assets from Sellers to Buyer, which support shall include, but not be limited to, the following:

         (a) Accounts and Records. Sellers shall provide Buyer with account and operational information in its possession regarding the Transferred Customers and the Customer Contracts, from the inception of such Customer Contracts;

         (b) Customer Communications. Sellers shall communicate with Transferred Customers concerning the nature of Buyer's purchase of the Purchased Assets, using reasonable commercial efforts to promote to Transferred Customers the transition of their Customer Contracts from Sellers to Buyer, and make reasonable commercial efforts to attend joint meetings with certain Transferred Customers at Buyer's request. In addition, prior to Closing the Buyer agrees that, except for routine operational contacts (i.e., help desk, trouble resolution, etc.), it shall not communicate with Transferred Customers without coordinating such communications with Sellers and offering Sellers the opportunity to participate therein;

         (c) Telephone Numbers. Sellers shall provide reasonable support and cooperation to Buyer in connection with the transfer of the telephone numbers to be assigned to Buyer as Purchased Assets.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

7.1 Conditions. The obligations of Buyer under this Agreement to effect the Closing shall be subject to the satisfaction (or waiver) on or prior to the Closing Date, of all of the following conditions precedent:

         (a) Representations and Warranties. All representations and warranties of Sellers contained in this Agreement and in the other documents delivered by Sellers to Buyer or its representatives pursuant to this Agreement and or in connection with the transactions contemplated hereby shall be true, complete and accurate in all material respects as of the date when made and as of the Closing, except for changes expressly permitted by this Agreement.

         (b) Covenants. The covenants and agreements of each Seller to be performed at Closing or prior to the Closing shall have been duly performed in all material respects or shall be performed at Closing;

         (c) Absence of Litigation. There shall not be in effect any order enjoining or restraining the transactions contemplated by this Agreement, and there shall not be instituted or pending any action or proceeding before any Federal, state or foreign court or governmental agency or other regulatory or administrative agency or instrumentality
         (i) challenging the acquisition by Buyer of the Purchased Assets or otherwise seeking to restrain, materially condition or prohibit consummation of the transactions contemplated by this Agreement, or seeking to impose any material limitations on any provision of this Agreement, or (ii) seeking to compel Buyer or Sellers to dispose of or hold separate a material portion or the Assets as a result of the transactions contemplated by this Agreement.

         (e) Officer's Certificate. Buyer shall have received a certificate, dated the Closing Date, executed on behalf of each Seller by an appropriate officer or representative stating that the representations and warranties set forth in Section 3 hereof continue to be true and correct in all material respects and the covenants and agreements of each Seller to be performed at Closing or prior to the Closing shall have been duly performed in all material respects or shall be performed at Closing.

         (f) Bankruptcy Court Approval. The Sellers shall have obtained Bankruptcy Court Approval without the imposition of conditions or limitations materially different than those contained herein with respect to the sale of the Purchased Assets from Sellers to Buyer, except for immaterial modifications, conditions, or limitations which do not, individually or in the aggregate, adversely affect Buyer, and the Bankruptcy Court Approval shall not have been vacated, stayed, amended, reversed, or modified.

         (g) Delivery of Documents. The execution and delivery to the Buyer by the Sellers of the following, all dated as of the Closing Date:

                  (i) the bill of sale with respect to the Purchased Assets, and all other documents required by the terms of this Agreement to be executed and delivered by Sellers;

                  (ii) such other conveyances, instruments of title, assignments, consents, and other documents as may be reasonable necessary or proper to transfer to Buyer the ownership of the Purchased Assets and the rights being acquired by Buyer hereunder;

                  (iii) certified resolutions or other manifestations of consent duly issued by of the board of directors or other management body appropriate to the form of organization of each Seller (i.e. corporation, limited partnership, limited liability company) authorizing the execution and delivery of this Agreement and the performance by Sellers of their obligations hereunder;

         (h) HBOS Consent. Written consent of HBOS to the assignment of its Customer Contract(s) from LSNS to Buyer.

7.2 Waiver. Buyer may, in its sole discretion, waive in writing fulfillment of any or all of the conditions set forth in Section 7.1 of this Agreement, provided that such waiver granted by the Buyer pursuant to this Section 7.2 shall have no effect upon or as against any of the other conditions not so waived.

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

8.1 Conditions. The obligations of Sellers under this Agreement to effect the Closing shall be subject to the satisfaction (or waiver) on or prior to the Closing Date, of all of the following conditions precedent:

         (a) Representations and Warranties. All representations and warranties of Buyer and AWI contained in this Agreement and in the other documents delivered by Buyer or AWI to Sellers or their representatives pursuant to this Agreement and or in connection with the transactions contemplated hereby shall be true, complete, and accurate in all material respects as of the date when made and as of the Closing, except for changes expressly permitted by this Agreement.

         (b) Covenants. The covenants and agreements of Buyer and AWI to be performed at Closing or prior to the Closing shall have been duly performed in all material respects or shall be performed at Closing;

         (c) Absence of Litigation. There shall not be in effect any order enjoining or restraining the transactions contemplated by this Agreement, and there shall not be instituted or pending any action or proceeding before any Federal, state or foreign court or governmental agency or other regulatory or administrative agency or instrumentality
         (i) challenging the sale by Sellers of the Purchased Assets or otherwise seeking to restrain, materially condition or prohibit consummation of the transactions contemplated by this Agreement, or seeking to impose any material limitations on any provision of this Agreement, or (ii) seeking to compel Buyer or Sellers to dispose of or hold separate a material portion or the Assets as a result of the transactions contemplated by this Agreement.

         (d) Officer's Certificate. Sellers shall have received a certificate from Buyer and from AWI, dated the Closing Date and executed on behalf of the Buyer and AWI, respectively, by an appropriate officer stating that the representations and warranties set forth in Section 4 and 5 of this Agreement, as the case may be, continue to be true and correct in all material respects and the covenants and agreements of Buyer and AWI to be performed at Closing or prior to the Closing shall have been duly performed in all material respects or shall be performed at Closing.

         (e) Bankruptcy Court Approval. The Sellers shall have obtained Bankruptcy Court Approval without the imposition of conditions or limitations materially different than those contained herein with respect to the sale of the Purchased Assets from Sellers to Buyer, except for immaterial modifications, conditions, or limitations which do not, individually or in the aggregate, adversely affect Sellers, and the Bankruptcy Court Approval shall not have been vacated, stayed, amended, reversed, or modified.

         (f) Delivery of Documents. The execution and delivery to Sellers by the Buyer (and AWI, in the case of (iii) and (vi) below) of the following, all dated as of the Closing Date:

                  (i) the TSA;

                  (ii) the Security Agreement;

                  (iii) the AWI Guaranty;

                  (iv) the certificate of assumption with respect to the Assumed Liabilities in form reasonably acceptable to Sellers;

                  (v) certified resolutions of the board of directors of Buyer duly authorizing the execution and delivery of this Agreement, the TSA, and the Security Agreement and the performance by Buyer of its obligations hereunder and thereunder; and

                  (vi) certified resolutions of the board of directors of AWI duly authorizing the execution and delivery of this Agreement and the AWI Guaranty and the performance by AWI of its obligations hereunder and thereunder;

         (g) HBOS Consent. Written consent of HBOS to the assignment of its Customer Contract(s) from LSNS to Buyer, including HBOS's agreement that during any renewal term of such Customer Contract(s), LSNS shall be released from any and all liability thereunder.

8.2 Waiver. Sellers may, in their sole discretion, waive in writing fulfillment of any or all of the conditions set forth in Section 8.1 of this Agreement, provided that such waiver granted pursuant to this Section 8.2 shall not constitute a waiver by Sellers of any other conditions not so waived.

9.       BANKRUPTCY COURT APPROVAL AND INDEMNIFICATION

9.1 Bankruptcy Court Approval. The Sellers shall obtain Bankruptcy Court Approval of this Agreement and the sale of the Purchased Assets free and clear of all liens, claims and encumbrances, that includes, among other things, provisions selling and transferring free and clear of any assignment fee, default, breach or claim of pecuniary loss, or condition to assignment, arising under or related to the Customer Contracts existing as of the Closing

9.2 Indemnification By Buyer. The Buyer shall indemnify, defend, and hold harmless each Seller and its and their Affiliates and all of their respective directors, officers, employees, agents, partners, and controlling persons (each, an "Indemnified Party") from and against any and all losses and damages incurred or suffered by any Indemnified Party to the extent that such losses or damages arise by reason of, or result from (i) the breach of any representation or warranty of Buyer contained in this Agreement or in any certificate delivered by Buyer at Closing, (ii) the breach by Buyer of any covenant or agreement contained in this Agreement to the extent not waived by the relevant Seller,
(iii) the use, ownership, or operation of the Purchased Assets after the Closing, (iv) any Assumed Liability on or after the Closing Date, (v) as set forth in Section 1.2(b) of this Agreement, or (vi) any severance, salary, benefits, or other employment obligations with respect to any Transferred Employee arising our of or based on their employment by Buyer (or its Affiliates).

9.3 Indemnification By AWI. AWI shall indemnify, defend, and hold harmless each Indemnified Party from and against any and all losses and damages incurred or suffered by any Indemnified Party to the extent that such losses or damages arise by reason of, or result from (i) the breach of any representation or warranty of AWI contained in this Agreement or in any certificate delivered by AWI at Closing, or (ii) the breach by AWI of any covenant or agreement contained in this Agreement to the extent not waived by the relevant Seller.

9.4      Defense of Third Party Claims.

         (a) Notice. No right to indemnification hereunder shall be available to any Indemnified Party with respect to a claim from any person not a party to this Agreement unless such Indemnified Party shall have given to the party obligated under this Agreement to provide indemnification (an "Indemnitor") a written notice (a "Claim Notice") describing in reasonable detail the facts giving rise to the claim for indemnification hereunder and enclosing a copy of any papers served, promptly upon the Indemnified Party becoming aware of such facts. In the case of a lawsuit being filed against any Indemnified Party, "promptly" shall mean as soon as practicable but in no event later than thirty (30) days after the Indemnified Party is served with notice of the suit. The failure to notify the Indemnitor under this Subsection 9.2(a) shall not relieve the Indemnitor of any liability that it may have to the Indemnified Party otherwise than under this Section 9 unless such failure to notify shall have resulted in the waiver of any affirmative defenses to any third party claims, whereupon such liability of the Indemnitor to the Indemnified Party under this Section 9 shall be reduced only to the extent the Indemnitor must pay any such third party claim by reason of the waiver of an affirmative defense.

         (b) Defense of Claims. Upon receipt by the Indemnitor of a Claim Notice, the Indemnitor may participate in, and at the request of the Indemnified Party shall assume, the administration and defense of the claim described therein. The Indemnified Party shall have the right to approve the Indemnitor's selection of counsel with respect to any such claim, such approval not to be withheld unreasonably. The fees and expenses of the Indemnitor's counsel as well as the fees and expenses of the Indemnified Party shall be borne by the Indemnitor.

         (c) Settlement. Any Indemnified Party shall give written notice to the Indemnitor of any proposed settlement of any third party claim. The Indemnitor shall have the right, in its sole discretion, to settle with money any claim for which indemnification has been sought hereunder. An Indemnified Party may refuse to accept a settlement proposed by the Indemnitor, but in such event (other than a proposed settlement described in the foregoing sentence) the Indemnitor shall not be obligated to pay more than the amount for which the Indemnitor was willing to settle the claim (and any other Losses associated with such settlement), and the Indemnified Party shall be responsible for all Losses greater than such amount. Except following the refusal by an Indemnified Party to accept a settlement proposed by the Indemnitor, under the condition set forth in the preceding sentence, no Indemnified Party may settle a claim for which indemnification has been sought hereunder.

         (d) Cooperation. Any Indemnified Party shall make available to any Indemnitor and its attorneys and accountants, all books, records and documents relating to any claim hereunder and the parties shall render to each other reasonable assistance in the defense of any claim hereunder which arises as the result of claims made by persons not a party to this Agreement.

10.      TERMINATION

10.1 Termination Events. Subject to the provisions of Section 10.2, this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated and abandoned prior to Closing as follows:

         (a) Mutual Consent. By written mutual consent of the parties hereto;

         (b) By Sellers. Any Seller may terminate this Agreement if the Closing shall not have occurred by April 30, 2005 because any of the conditions set forth in Section 8 shall not have been met; or

         (c) By Buyer. The Buyer may terminate this Agreement if the Closing shall not have occurred by April 30, 2005 because any of the conditions set forth in Section 7 shall not have been met.

         (d) Breach.

                  (i) By Buyer or AWI. Sellers may terminate this Agreement by written notice if a material default or breach shall be made by Buyer or AWI with respect to the due and timely performance of any of the respective covenants and agreements contained herein, or with respect to the due compliance with any representations and warranties contained in Section 4 or 5 of this Agreement, and such default cannot be cured prior to Closing and has not been waived; or

                  (ii) By Sellers. Buyer may terminate this Agreement by written notice if a material default or breach shall be made by Sellers with respect to the due and timely performance of any of the respective covenants and agreements contained herein, or with respect to the due compliance with any representations and warranties contained in Section 3 of this Agreement, and such default cannot be cured prior to Closing and has not been waived.

10.2 Effect of Termination. In the event this Agreement is terminated pursuant to Subsection 10.1 herein, all further rights and obligations of the parties hereunder shall terminate, and neither Buyer nor Seller, nor any of their Affiliates, nor any of the respective directors, officers or employees of Buyer or Sellers or their Affiliates shall have any liability to any of the others, except for the liability for expenses pursuant to Subsection 11.1 of this Agreement.

11.      MISCELLANEOUS

11.1 Expenses. Except as otherwise provided in this Agreement, each of the respective parties to this Agreement shall pay their own costs and expenses (including all legal, accounting, broker, finder and investment banker fees) relating to this Agreement and the transactions contemplated by this Agreement.

11.2 Amendment. This Agreement shall not be amended or modified except by a writing duly executed by Sellers and Buyer and AWI.

11.3 Effectiveness. This Agreement shall become effective upon issuance of the Bankruptcy Court Approval order by the Bankruptcy Court.

11.4 Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and delivered by hand, by facsimile (with machine confirmation of receipt), or by reputable international courier service, return receipt required, addressed as follows:

         If to Buyer:               2218 West Greenleaf Drive
                                    Frederick
                                    MD. 21702
                                    Attn:  President
                                    Phone: 202-360-4330
                                    Fax: 202-478-1727

         With a copy to:            The Shieling
                                    Broadhembury
                                    Devon. EX14 3LW. United Kingdom
                                    Attn: CEO
                                    Phone: 0774-8872508
                                    Fax: 0208-1816055

         If to any Seller:          500 Hills Dr.
                                    Bedminster, NJ 07921
                                    Attn: General Counsel
                                    Phone: 908-470-2521
                                    Fax:  908-470-2453

         With a copy to:            Loral Space & Communications Corporation
                                    600 Third Avenue
                                    New York, NY 10016
                                    Attn: General Counsel
                                    Phone: 212-338-5340
                                    Fax: 212-338-5320


         If to AWI:                 Ariel Way, Inc.
                                    8000 Towers Crescent Drive - Suite 1220
                                    Vienna, VA 22182
                                    Attention:       The President
                                    Telephone:       703-918-2430
                                    Facsimile:       703-991-0841

         With a copy to:            Kelley Drye & Warren, LLP
                                    8000 Towers Crescent Drive, Suite 1200
                                    Vienna, VA 22182
                                    Attention:       Jay Schifferli, Esq.
                                    Telephone:      703 918-2394
                                    Facsimile:       703 918-2450

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Subsection. Each notice, request, demand, or communication which shall be delivered, shall be deemed sufficiently given, served, sent, or received for all purposes at such time as it is delivered to the addressee named above as to each party, with the signed messenger receipt, return receipt or the delivery receipt being deemed conclusive evidence of such delivery.

11.5 Severability. If any term, provision, condition or covenant of this Agreement or the application thereof to any party or circumstances shall be held to be invalid or unenforceable to any extent in any jurisdiction, then the remainder of this Agreement and the application of such term, provision, condition or covenant in any other jurisdiction or to persons or circumstances other than those as to whom or which it is held to be invalid or unenforceable, shall not be affected thereby, and each term, provision, condition and covenant of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

11.6 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against the other party.

11.7 Waiver. Waiver of any term or condition of this Agreement by either of the respective parties shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition, of this Agreement.

11.8 Assignment. No party to this Agreement may assign all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of the other parties hereto; provided, however, that Sellers may assign their rights and obligations under this Agreement to a person who acquires all or substantially all of any of their assets and assumes all of such Seller's obligations hereunder, or in connection with the reorganization of Sellers' businesses under supervision of the Bankruptcy Court. Any attempted assignment in contravention hereof shall be null and void.

11.9 Successors and Assigns. The rights, liabilities and obligations of the parties hereto arising under this Agreement shall attach to and be binding upon the respective parties successors and permitted assigns.

11.10 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity who is not a party to this Agreement.

11.11 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

11.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the doctrine of conflicts of laws.

11.13 Dispute Resolution. Subject to Subsection 11.18 of this Agreement, the parties agree and acknowledge that any and all disputes, disagreements, or controversies arising from or in connection with this Agreement shall be submitted to arbitration. If a dispute arises out of or relates to this Agreement, or its breach, and the parties have not been successful in resolving such dispute through negotiation, then within thirty (30) days of such negotiation, the parties agree to submit the dispute to final and binding arbitration under the Rules of Conciliation and Arbitration of the American Arbitration Association (AAA). Where the amount in controversy is one million dollars ($1,000,000.00 USD) or less, the arbitration will be conducted by a sole arbitrator agreed upon by the parties. Where the amount in controversy exceeds one million dollars ($1,000,000.00 USD), the arbitration will be conducted by a three (3) arbitrator panel, with each party selecting one (1) arbitrator and the third being chosen by the AAA. The arbitration shall be conducted under the procedural rules of the AAA in effect on the date of this Agreement. The arbitrator(s) shall apply the substantive (not the conflicts) law of the State specified in Subsection 11.12 above. The arbitrator(s) may not limit, expand or otherwise modify the terms of this Agreement or award exemplary or punitive damages or attorney's fees. The arbitration, including arguments and briefs, shall be in the English language and the arbitration shall take place in New York, New York. The award shall be in United States dollars. Judgment upon the award rendered in the arbitration may be entered in any court having jurisdiction thereof. Each party shall bear its own expenses (including attorney's fees) and an equal share of the costs of the arbitration. The parties, their representative, other participants and the arbitrator(s) shall hold the existence, content and result of the arbitration in confidence. Nothing in this 11.13 shall be construed to preclude any party from seeking injunctive relief in order to protect its rights pending arbitration. A request by a party to a court for such injunctive relief shall not be deemed a waiver of the obligation to arbitrate.

11.14    Construction.

         (a) Words. All references in this Agreement to the singular shall include the plural, the plural shall include the singular where applicable, and all references to gender shall include both genders and the neuter. All references in this Agreement to days shall be calendar days unless specified as business days. All accounting terms not otherwise identified herein shall have the meanings assigned to them in accordance with GAAP consistently applied.

         (b) Cross-References. References in this Agreement to any Section shall include all Subsections and Paragraphs in such Section; and references in this Agreement to any Subsection shall include all Paragraphs in such Subsection. Words "herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular paragraph or other subdivision unless the context otherwise so admits.

         (c) No Presumption. In interpreting any provision of this Agreement no presumption shall be drawn against the party drafting the provision.

         (d) Exhibits and Schedules. Exhibits and Schedules referred to herein are hereby incorporated into and made part of this Agreement. Schedules referred to herein are for purposes of inter-party disclosure and, notwithstanding the parties, rights and remedies hereunder in the event of inaccuracy, incompleteness or misrepresentation made or omitted in any Schedule, such Schedules are not incorporated into or made a part of this Agreement.

         (e) Headings. The headings to each Section and Subsection herein are for the purposes of convenience only and shall not be read or interpreted as having any meaning or effect.

11.15    Certain Post Closing Operational Matters.

         (a) Account Representative. Following Closing, Sellers shall assign an account representative to work with Buyer on transition matters, successful management of services provided to Buyer pursuant to Subsection 6.6 above or under the TSA, and successful customer-supplier management between the Sellers and Buyer.

         (b) Engineering Support. Between the Closing Date and 31 December 2005, Sellers shall provide, at Buyer's request, up to a total of fifteen
         (15) hours of engineering support for purposes of providing technical assistance to Buyer.

         (c) Shared Bandwidth. Buyer acknowledges and agrees that Sellers will continue to use one (1) MB (the "Shared Capacity") of the twelve (12) MHz offered on the IA-6 satellite under the TSA until the expiration thereof (including any extensions). Sellers may only increase their usage of such Shared Capacity beyond such one (1) MB with Buyer's written consent, which shall not be unreasonably withheld or delayed; provided, however, if such requested increase in the Shared Capacity results in Buyer incurring additional costs or expenses, Sellers shall reimburse Buyer for such additional costs.

11.16    Survival.

         (a) The representations and warranties of the parties hereto, and the covenants contained in Section 6 that are by their terms to be fully performed on or prior to the Closing Date (in case of the representations and warranties, after being made on the Closing Date), shall not survive, and shall terminate immediately following, the Closing.

         (b) The covenants and other agreements contained in this Agreement that by their terms are to be performed after the Closing Date shall survive the Closing.

11.17 Effectiveness. This Agreement shall become effective upon the Bankruptcy Court's issuance of the Bankruptcy Court Approval.

11.18 Jurisdiction. The parties to this Agreement hereby submit to the jurisdiction of the Bankruptcy Court and the courts of the State of New York. The parties agree that the Bankruptcy Court shall be the exclusive forum for enforcement of the Agreement until the closing of Sellers' chapter 11 cases, and to adjudicate, if necessary, any and all disputes with respect thereto; provided that if the Bankruptcy Court determines that it does not have subject matter jurisdiction over any action or proceeding arising out of or relating to the Agreement then such actions or proceedings shall be submitted to arbitration as set forth in Subsection 11.13 of this Agreement.

11.19 Entire Agreement. This Agreement, including the Exhibits hereto and the Schedules delivered hereunder, contain all of the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.


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                                       30

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date and year first above written.

         DBSXMEDIA, INC


         By:_____________________________________________
         [Name]
         [Title]


         LORAL SKYNET NETWORK SERVICES, INC.


         By:_____________________________________________
         [Name]
         [Title]


         CYBERSTAR, L.P.

         By: LORAL CYBERSTAR, L.L.C., its general partner


              By:
                  -----------------------------------------------------
              Name]
              [Title]


         CYBERSTAR, L.L.C.


         By:_____________________________________________
         [Name]
         [Title]



         NETFRAN DEVELOPMENT CORP. (UNDER NAME CHANGE TO ARIEL WAY, INC.)


         By:_____________________________________________
                  Arne Dunhem
                  Chairman & CEO

                                    EXHIBIT A



                                PURCHASED ASSETS

                                    EXHIBIT B


                           TELEPORT SERVICES AGREEMENT

                                    EXHIBIT C


                                 GUARANTY OF AWI

                                    EXHIBIT D


                               SECURITY AGREEMENT